EXHIBIT 10.2

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION AND QUALIFICATION WITHOUT, EXCEPT AS OTHERWISE AGREED TO BY BORROWER, AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO BORROWER THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

PROMISSORY NOTE

$2,427,500.00	July 14, 2017

FOR VALUE RECEIVED, Capstone Therapeutics Corp. (“Borrower”) hereby promises to pay to the order of BP Peptides, LLC (“Lender”), in lawful money of the United States of America, the principal sum of Two Million Four Hundred Twenty-Seven Thousand Five Hundred Dollars ($2,427,500.00). Capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Securities Purchase, Loan and Security Agreement, dated as of July 14, 2017, between Borrower and Lender (the “Agreement”). The principal of this Note will be payable on the Maturity Date.

Borrower also promises to pay interest on the unpaid principal amount of the Loan, from the date of this Note until the payment in full thereof, at the rate per annum set forth in Section 2(b)(i) or Section 2(b)(ii), as applicable, of the Agreement. Such interest will be payable on each date provided for in such Section 2; provided, however, that interest (including Default Interest) on any principal portion which is not paid when due will be payable on demand. All payments of principal of and interest on this Note shall be made in immediately available funds.

All payments by Borrower of principal of and interest on this Note will be made to Lender at its address referred to in Section 9(f) of the Agreement. If any payment becomes due on a day other than a Business Day, the due date thereof shall be extended until the next succeeding Business Day, and interest shall be payable at the applicable rate during such extension.

Borrower hereby authorizes Lender to endorse on Schedule 1 (or continuation thereof) annexed to this Note the date and amount of the Loan made to Borrower and all payments of principal amounts in respect of such Loan, which endorsements shall, absent manifest error, be conclusive evidence of the outstanding principal amount of the Loan; provided, however, that the failure by Lender to make any such notation with respect to the Loan or any payment thereof shall not limit or otherwise affect the obligations of Borrower under this Note.

The delay or failure to exercise any right hereunder shall not waive such right. The undersigned hereby waives demand, presentment, protest, notice of dishonor or nonpayment, notice of protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, any and all delays or lack of diligence in collection hereof and assents to each and every extension or postponement of the time of payment or other indulgence.

Lender may, at any time, present this Note or any sum payable hereunder to Borrower in satisfaction of any sum due or payable by Lender to Borrower for any reason whatsoever.

The payment and performance of Borrower’s obligations under this Note are secured by a security interest in the Collateral, as defined and provided in the Agreement.

The occurrence of any one or more of the following events shall constitute an Event of Default: (a) the failure to pay principal of this Note as and when due; (b) the failure to pay when due any interest on this Note or any other payment required to be made to Lender under any Transaction Document within five (5) Business Days following written notice to Borrower of non-payment; (c) any representation or warranty of Borrower contained in the Transaction Documents shall prove to have been false in any material respect on or as of the date made; (d) the breach by Borrower of, or failure of Borrower to perform or comply with, any covenant contained in the Transaction Documents, which breach shall be continuing following thirty (30) days written notice of such breach; (e) a proceeding is filed or commenced against Borrower for bankruptcy, reorganization, dissolution or liquidation which, in the case of an involuntary proceeding, is not dismissed or discontinued within sixty (60) days, or Borrower voluntarily or involuntarily terminates or dissolves or is terminated or dissolved; (f) the insolvency of, the appointment of a custodian, trustee, liquidator or receiver for any of the property of, an assignment for the benefit of creditors by, or the filing of a petition under bankruptcy, insolvency or debtor’s relief law, or for any readjustment of indebtedness, composition or extension by or against, Borrower; or (g) the liquidation, dissolution or winding up of Borrower has been approved pursuant to its organizational or governing documents.

Borrower agrees that if an Event of Default occurs under this Note, then Lender may declare the unpaid principal balance of this Note, together with interest and other amounts owing in respect thereof, including but not limited to all fees and expenses provided for in the Agreement, to be immediately due and payable without further notice or demand. In addition, Lender will have all of the rights and remedies provided in the Agreement and by law. Borrower agrees to pay to Lender all expenses incurred by Lender, including reasonable attorneys’ fees, in enforcing and collecting this Note.

In the event any one or more of the provisions of this Note shall for any reason be held to be invalid, illegal or unenforceable, in whole or in part or in any respect, or in the event that any one or more of the provisions of this Note operate to invalidate this Note, then and in either of those events, such provision or provisions only shall be deemed null and void and shall not affect any other provision of this Note, and the remaining provisions of this Note shall remain operative and in full force and effect and shall in no way be affected, prejudiced or disturbed thereby.

Borrower further agrees to indemnify and hold harmless Lender from and against any and all damages, liabilities, losses, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) which Lender may incur by reason of Borrower’s failure promptly to pay when due any indebtedness evidenced by this Note.

This Note may be prepaid, in whole or in part, by Borrower upon thirty (30) days prior written notice. This Note shall be paid without deduction by reason of any set-off, defense or counterclaim of Borrower.

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This Note shall be governed by and construed in accordance with the laws of the State of Delaware, without giving any effect to principles of conflicts of law, and shall be binding upon the successors and permitted assigns of Borrower and shall inure to the benefit of the successors and assigns of Lender. Exclusive jurisdiction relating to this Note shall vest in the United States District Court for the District of Delaware located in New Castle County, or, if jurisdiction in such court is not available, any state court located in New Castle County in the State of Delaware.

Capstone Therapeutics Corp.

By:	/s/ Leslie M. Taeger
	Name:	Leslie M. Taeger
	Title:	Chief Financial Officer

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SCHEDULE 1

Date	Amount of Loan	Amount of Principal Repaid	Unpaid Principal Amount
July 14, 2017	$2,427,500.00

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